Exhibit 23.4

Consent of Independent Registered Public Accounting Firm

We consent to the use of our report dated May 4, 2021, with respect to the consolidated financial statements Cottonwood Residential II, Inc. incorporated herein by reference.

/s/ KPMG LLP

Denver, Colorado

March 30, 2022